UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 4, 2006
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	0-17224 (Commission File Number)	66-031262 (IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 4, 2006, Doral Financial Corporation (the “Company”) entered into an agreement with Lidio Soriano, the Company’s former Chief Financial Officer who resigned effective October 31, 2006. Pursuant to the agreement, Mr. Soriano has agreed to assist the Company during a 90-day transition period and will receive (i) monthly payments of $40,000 during such transition period, and (ii) a lump sum payment of $360,000 at the end of the transition period, in each case less required deductions. The agreement is subject to certain other customary conditions.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 1, 2006, the Board of Directors appointed César Ortiz, age 32, as the Controller and Chief Accounting Officer of the Company. The Company’s prior 8-K, dated October 31, 2006, incorrectly stated that Mr. Ortiz had previously served as Senior Vice President — Comptroller of Banco Santander Puerto Rico. Mr. Ortiz served as Senior Vice President — Comptroller of Santander Financial Services, Inc. from February to July 2006.
Item 8.01 Other Events.
     Mr. Calixto García-Vélez assumed the duties of President of Doral Bank in addition to his current duties as Chairman and Chief Executive Officer of Doral Bank following the resignation of José G. Vigoreaux as the Bank’s President effective November 3, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: November 7, 2006	By:	/s/ Glen Wakeman
		Name:	Glen Wakeman
		Title:	President and Chief Executive Officer